VORNADO
REALTY TRUST

Supplemental Fixed Income Data

For the Quarter and Year Ended December 31, 2024

PENN STATION
PENN 1

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this supplemental package. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are the interest rate fluctuations and effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2024. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this supplemental package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this supplemental package. This supplemental package includes certain non-GAAP financial measures, which are accompanied by what Vornado Realty Trust and subsidiaries (the "Company") considers the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These include Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this supplemental package. Definitions of these non-GAAP financial measures and statements of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations, and, if applicable, the purposes for which management uses the measures, can be found in the Definitions section of this supplemental package on page ii in the Appendix.
This supplemental package should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Supplemental Operating and Financial Data package for the quarter and year ended December 31, 2024, both of which can be accessed at the Company’s website www.vno.com.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2024 Financial Highlights
Quarter Ended December 31, 2024
Net income attributable to common shareholders for the quarter ended December 31, 2024 was $1,203,000, or $0.01 per diluted share, compared to net loss attributable to common shareholders of $61,013,000, or $0.32 per diluted share, for the prior year's quarter.
EBITDAre, as adjusted (non-GAAP) for the quarter ended December 31, 2024 was $272,692,000, compared to $268,077,000 for the prior year’s quarter.
Year Ended December 31, 2024
Net income attributable to common shareholders for the year ended December 31, 2024 was $8,275,000 or $0.04 per diluted share, compared to $43,378,000 or $0.23 per diluted share, for the year ended December 31, 2023.
EBITDAre, as adjusted (non-GAAP) for year ended December 31, 2024 was $1,049,320,000, compared to $1,081,332,000 for the year ended December 31, 2023.
Liquidity
As of December 31, 2024, we had $2.5 billion of liquidity comprised of $950.0 million of cash and cash equivalents and restricted cash and $1.5 billion available on our $2.2 billion revolving credit facilities.
Active Development
As of December 31, 2024, we have expended $768,370,000 of cash with an estimated $81,630,000 remaining to be spent for PENN 2 and PENN districtwide improvements.
We have a 49.9% interest in a joint venture that is developing Sunset Pier 94 Studios. As of December 31, 2024, we have fully funded our $34,000,000 share of cash contributions.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
2024 Business Developments
Dispositions
666 Fifth Avenue (Fifth Avenue and Times Square JV)
On January 8, 2025, the Fifth Avenue and Times Square JV completed the sale to UNIQLO of the portion of its U.S. flagship store at 666 Fifth Avenue for $350,000,000 and realized net proceeds of $342,000,000. The financial statement gain, which will be recognized in the first quarter of 2025, will be approximately $76,000,000. The net proceeds from the sale were used to partially redeem Vornado’s preferred equity on the asset.
220 Central Park South
During the year ended December 31, 2024, we closed on the sale of two condominium units at 220 Central Park South (“220 CPS”) for net proceeds of $31,605,000, resulting in a financial statement net gain of $15,175,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,106,000 of income tax expense was recognized on our consolidated statements of income.
On January 17, 2025, we closed on the sale of a condominium unit at 220 CPS for net proceeds of $11,695,000; three units remain unsold.
50-70 West 93rd Street
On May 13, 2024, we sold our 49.9% interest in 50-70 West 93rd Street to our joint venture partner. We received net proceeds of $2,000,000 after deducting our share of the existing $83,500,000 mortgage loan, which was scheduled to mature in December 2024, resulting in a net gain of $873,000. The net gain is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2024 Business Developments - continued
Acquisitions
Investment in Loan
On August 6, 2024, we purchased a $50,000,000 B-Note secured by a Midtown Manhattan property at par. The B-Note, together with the $35,000,000 A-Note, is in default. The B-Note accrues interest at 5.25% plus 4.00% default interest. The $50,000,000 B-Note investment was recorded to “other assets” on our consolidated balance sheets.
Financing Activity
Senior Unsecured Notes due 2025
We repaid our $450,000,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
Alexander's, Inc. (“Alexander’s”)
On September 30, 2024, Alexander’s, in which we own a 32.4% common equity interest, completed a $400,000,000 refinancing of the office condominium portion of 731 Lexington Avenue, the Bloomberg LP headquarters building. The interest-only loan carries a fixed rate of 5.04% and matures in October 2028. The loan is prepayable, at Alexander’s option, with no penalty, beginning in October 2026. The loan replaces the previous $490,000,000 loan on the office condominium, that bore interest at the Prime Rate and was scheduled to mature in October 2024.
85 Tenth Avenue
On September 24, 2024, a joint venture, in which we have a 49.9% interest, modified the terms of the $625,000,000 mortgage loan on 85 Tenth Avenue. Per the original loan agreement, the mortgage loan is comprised of a (i) $396,000,000 3.82% senior note, (ii) $129,000,000 5.20% mezzanine A note and (iii) $100,000,000 6.60% mezzanine B note. The modification provides for the interest payments due under the mezzanine notes to be deferred until the December 2026 loan maturity. The deferred amounts will not accrue additional interest. The cash available from the deferred interest payments will be used to fund leasing costs at the property. At loan maturity, if there is no event of default, repayment of 50% of the accrued mezzanine interest will be waived.
606 Broadway
On September 5, 2024, the $74,119,000 non-recourse mortgage loan on 606 Broadway, in which we hold a 50% interest, matured and was not repaid, at which time the lender declared an event of default. As of December 31, 2024, the property has a carrying value of $53,886,000, which is after an impairment charge recorded in the fourth quarter of 2023. We consolidate the joint venture. The loan currently bears interest at a floating rate of SOFR plus 1.91% (6.39% as of December 31, 2024) and provides for additional default interest of 3.00%.
640 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 10, 2024, the Fifth Avenue and Times Square JV completed a $400,000,000 refinancing of 640 Fifth Avenue. The non-recourse loan matures in July 2029, bears interest at a fixed rate of 7.47% and amortizes at $7,000,000 per annum. The loan replaces the previous $500,000,000 loan, which the joint venture paid down by $100,000,000. The previous loan was fully recourse to the Operating Partnership and bore interest at SOFR plus 1.11%.
Unsecured Revolving Credit Facility
On May 3, 2024, we extended one of our two unsecured revolving credit facilities to April 2029 (as fully extended). The new $915,000,000 facility replaced the $1.25 billion facility that was due to mature in April 2026. The new facility currently bears interest at a rate of SOFR plus 1.20% with a facility fee of 25 basis points. Our $1.25 billion revolving credit facility matures in December 2027 (as fully extended) and has an interest rate of SOFR plus 1.15% and a facility fee of 25 basis points.
435 Seventh Avenue
On April 9, 2024, we completed a $75,000,000 refinancing of 435 Seventh Avenue, of which $37,500,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.10% and matures in April 2028. The interest rate on the loan was swapped to a fixed rate of 6.96% through April 2026. The loan replaces the previous $95,696,000 fully recourse loan, which bore interest at SOFR plus 1.41%.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2024 Business Developments - continued
Financing Activity - continued
280 Park Avenue
On April 4, 2024, a joint venture, in which we have a 50% interest, amended and extended the $1,075,000,000 mortgage loan on 280 Park Avenue. The maturity date on the amended loan was extended to September 2026, with options to fully extend to September 2028, subject to certain conditions. The interest rate on the amended loan remains at SOFR plus 1.78%. On July 8, 2024, the joint venture swapped the interest rate to a fixed rate of 5.84% through September 2028. Additionally, on April 4, 2024, the joint venture amended and extended the $125,000,000 mezzanine loan and subsequently repaid the loan for $62,500,000. In connection with the repayment of the mezzanine loan, we recognized our $31,215,000 share of the debt extinguishment gain which is included in “income (loss) from partially owned entities” on our consolidated statements of income.
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the year ended December 31, 2024. See page 11 for further information on our interest rate swap and cap arrangements:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
280 Park Avenue (50.0% interest)	$537,500	5.84%	09/28	S+178
PENN 11(1)	250,000	6.21%	10/25	S+206
435 Seventh Avenue	75,000	6.96%	04/26	S+210

		Index Strike Rate
Interest rate caps:
61 Ninth Avenue (45.1% interest)	$75,543	4.39%	01/26	S+146
Rego Park II (32.4% interest)	65,624	4.15%	12/25	S+145
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(1)Together with the existing $250,000 swap arrangement on the $500,000 PENN 11 mortgage loan, the loan will bear interest at an all-in swapped rate of 6.28% through October 2025.
Alexander’s
On May 3, 2024, Alexander’s, in which we own a 32.4% common equity interest, and Bloomberg L.P. reached an agreement to extend the leases covering approximately 947,000 square feet at 731 Lexington Avenue that were scheduled to expire in February 2029 for a term of eleven years to February 2040.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2024 Business Developments - continued
Leasing Activity
The leasing activity and related statistics below and on the following page are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended December 31, 2024
Total square feet leased	583	50	64	62
Our share of square feet leased:	513	32	64	43
Initial rent(1)	$87.48	$315.10	$52.28	$133.87
Weighted average lease term (years)	5.0	11.3	6.8	3.7
Second generation relet space:
Square feet	400	21	40	39
GAAP basis:
Straight-line rent(2)	$93.44	$399.79	$51.91	$131.44
Prior straight-line rent	$75.42	$219.39	$51.15	$106.87
Percentage increase	23.9%	82.2%	1.5%	23.0%
Cash basis (non-GAAP):
Initial rent(1)	$85.67	$350.12	$53.90	$131.24
Prior escalated rent	$80.82	$234.14	$57.55	$127.86
Percentage increase (decrease)	6.0%	49.5%	(6.3)%	2.6%
Tenant improvements and leasing commissions:
Per square foot	$63.81	$174.01	$76.81	$69.00
Per square foot per annum	$12.76	$15.40	$11.30	$18.65
Percentage of initial rent	14.6%	4.9%	21.6%	13.9%
________________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2024 Business Developments - continued
Leasing Activity - continued

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Year Ended December 31, 2024
Total square feet leased	2,650	187	386	215
Our share of square feet leased:	1,653	161	386	152
Initial rent(1)	$104.49	$160.01	$52.88	$102.80
Weighted average lease term (years)	8.4	9.4	7.5	7.6
Second generation relet space:
Square feet	1,218	52	247	148
GAAP basis:
Straight-line rent(2)	$103.06	$312.43	$54.38	$103.05
Prior straight-line rent	$92.97	$227.98	$51.57	$88.21
Percentage increase	10.9%	37.0%	5.4%	16.8%
Cash basis (non-GAAP):
Initial rent(1)	$107.99	$294.38	$55.76	$101.31
Prior escalated rent	$105.37	$271.77	$57.37	$101.45
Percentage increase (decrease)	2.5%	8.3%	(2.8)%	(0.1)%
Tenant improvements and leasing commissions:
Per square foot	$81.56	$82.50	$91.00	$110.36
Per square foot per annum	$9.71	$8.78	$12.13	$14.52
Percentage of initial rent	9.3%	5.5%	22.9%	14.1%
______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.

UNSECURED NOTES COVENANT RATIOS AND CREDIT RATINGS (unaudited)
(Amounts in thousands)

		As of
Unsecured Notes Covenant Ratios(1)	Required	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total outstanding debt/total assets(2)	Less than 65%	49%	49%	47%	52%
Secured debt/total assets	Less than 50%	35%	35%	33%	34%
Interest coverage ratio (annualized combined EBITDA to annualized interest expense)	Greater than 1.50	1.77	1.71	1.87	1.93
Unencumbered assets/unsecured debt	Greater than 150%	388%	396%	425%	321%

Consolidated Unencumbered EBITDA(1) (non-GAAP):	Q4 2024 Annualized
New York	$292,252
Other	81,644
Total	$373,896

Credit Ratings(3):	Rating	Outlook
Moody’s	Ba1	Stable
S&P	BBB-	Negative
Fitch	BB+	Stable
________________________________
(1)Our debt covenant ratios and consolidated unencumbered EBITDA are computed in accordance with the terms of our senior unsecured notes. The methodology used for these computations may differ significantly from similarly titled ratios and amounts of other companies. For additional information regarding the methodology used to compute these ratios and amounts, please see our filings with the SEC of our senior debt indentures and applicable prospectuses and prospectus supplements.
(2)Total assets include EBITDA capped at 7.0% per the terms of our senior unsecured notes covenants.
(3)Credit ratings are provided for informational purposes only and are not a recommendation to buy or sell our securities.

LIQUIDITY AND CAPITALIZATION (unaudited)
(Amounts in thousands, except per share amounts)

Liquidity Snapshot

(1)
The debt balances presented represent contractual debt balances. See reconciliation on page iii in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of December 31, 2024.

(2)	Prior to May 3, 2024, the $915 million revolving credit facility had full capacity of $1.25 billion. See page 4 for additional details.
(3)	Based on the Vornado Realty Trust (NYSE: VNO) December 31, 2024 quarter end closing common share price of $42.04.

Company Capitalization (excluding our pro rata share of nonconsolidated entities) as of December 31, 2024

Consolidated Mortgages Payable, 31%
Unsecured Debt, 14%
Perpetual Preferred Shares/Units, 7%
Equity, 48%

Company capitalization(1):	Amount	% Total
Consolidated mortgages payable (at 100%)	$5,707,176	31%
Unsecured debt (contractual)	2,575,000	14%
Perpetual preferred shares/units	1,223,035	7%
Equity(3)	8,782,030	48%
Total	18,287,241	100%
Pro rata share of debt of non-consolidated entities	2,477,701
Less: Noncontrolling interests' share of consolidated debt	(682,059)
Total at share	$20,082,883

NET DEBT TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)
	As of and For the Year Ended December 31,
	2024		2023		2022
Secured debt	$5,707,176		$5,729,615		$5,877,615
Unsecured debt	2,575,000		2,575,000		2,575,000
Pro rata share of debt of non-consolidated entities	2,477,701		2,654,701		2,697,226
Less: Noncontrolling interests’ share of consolidated debt	(682,059)		(682,059)		(682,059)
Company’s pro rata share of total debt	$10,077,818		$10,277,257		$10,467,782
% Unsecured debt	26%		25%		25%

Company’s pro rata share of total debt	$10,077,818		$10,277,257		$10,467,782
Less: Cash and cash equivalents and investments in U.S. Treasury bills	(733,947)		(997,002)		(1,361,651)
Less: Escrowed cash included within restricted cash on our balance sheet	(187,416)		(221,578)		(94,374)
Less: Pro rata share of unconsolidated partially owned entities’ cash and cash equivalents and escrowed cash	(248,835)		(295,983)		(316,385)
Plus: Noncontrolling interests’ share of cash and cash equivalents, escrowed cash and investments in U.S. Treasury bills	129,160		101,564		94,100
Less: Participation in 150 West 34th Street mortgage loan	—		—		(105,000)
Less: Projected cash proceeds from 220 CPS	(40,000)		(70,000)		(90,000)
Net debt	$8,996,780		$8,794,258		$8,594,472
EBITDAre, as adjusted (non-GAAP)	$1,049,320		$1,081,332		$1,090,564
Net debt / EBITDAre, as adjusted (non-GAAP)	8.6	x	8.1	x	7.9	x
See page ii in the Appendix for definitions of EBITDAre and net debt to EBITDAre, as adjusted. See reconciliation of net income (loss) to EBITDAre on page iv in the Appendix and reconciliation of EBITDAre to EBITDAre, as adjusted on page v in the Appendix.

DEBT SNAPSHOT (unaudited)
(Amounts in thousands)
	As of December 31, 2024
	Total		Variable		Fixed(1)
(Contractual debt balances)	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Consolidated debt(2)	$8,282,176	4.50%	$1,215,776	5.80%(3)	$7,066,400	4.28%
Pro rata share of debt of non-consolidated entities	2,477,701	5.13%	444,176	6.43%	2,033,525	4.85%
Total	10,759,877	4.65%	1,659,952	5.97%	9,099,925	4.41%
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)	(682,059)		(397,059)		(285,000)
Company's pro rata share of total debt	$10,077,818	4.63%	$1,262,893	5.82%	$8,814,925	4.47%
As of December 31, 2024, $844,272 of variable rate debt (at share) is subject to interest rate cap arrangements, the $418,621 of variable rate debt not subject to interest rate cap arrangements represents 4% of our total pro rata share of debt. See the following page for details.
________________________________
(1) Includes variable rate debt with interest rates fixed by interest rate swap arrangements and the $950,000 1290 Avenue of the Americas mortgage loan which is subject to a 1.00% SOFR interest rate cap arrangement.
(2) See reconciliation on page iii in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of December 31, 2024.
(3) Excludes additional 3.00% default interest on the 606 Broadway mortgage loan.

HEDGING INSTRUMENTS AS OF DECEMBER 31, 2024 (unaudited)
(Amounts in thousands)
	Debt Information			Swap / Cap Information
	Balance at Share	Maturity Date(1)	Variable Rate Spread	Notional Amount at Share	Expiration Date		All-In Swapped Rate

Interest Rate Swaps:
Consolidated:
555 California Street mortgage loan	$840,000	05/28	S+205	$840,000		05/26	6.03%
770 Broadway mortgage loan	700,000	07/27	S+225	700,000		07/27	4.98%
PENN 11 mortgage loan	500,000	10/25	S+206	500,000		10/25	6.28%
Unsecured revolving credit facility	575,000	12/27	S+115	575,000		08/27	3.88%
Unsecured term loan	800,000	12/27	S+130
Through 07/25				700,000		07/25	4.53%
07/25 through 10/26				550,000		10/26	4.36%
10/26 through 8/27				50,000		08/27	4.04%
100 West 33rd Street mortgage loan	480,000	06/27	S+185	480,000		06/27	5.26%
888 Seventh Avenue mortgage loan	258,057	12/25	S+180	200,000		09/27	4.76%
4 Union Square South mortgage loan	120,000	08/25	S+150	96,400		01/25	3.74%
435 Seventh Avenue mortgage loan	75,000	04/28	S+210	75,000		04/26	6.96%
Unconsolidated:
280 Park Avenue mortgage loan	537,500	09/26	S+178	537,500		09/28	5.84%
731 Lexington Avenue - retail condominium mortgage loan	97,200	08/25	S+151	97,200		05/25	1.76%
Interest Rate Caps:							Index Strike Rate	Cash Interest Rate(2)	Effective Interest Rate(3)
Consolidated:
1290 Avenue of the Americas mortgage loan	$665,000	11/28	S+162	$665,000		11/25	1.00%	2.62%	5.94%
One Park Avenue mortgage loan	525,000	03/26	S+122	525,000		03/25	3.89%	5.11%	6.16%
150 West 34th Street mortgage loan	75,000	02/28	S+215	75,000		02/26	5.00%	6.63%	7.23%
Unconsolidated:
61 Ninth Avenue mortgage loan	75,543	01/26	S+146	75,543		01/26	4.39%	5.85%	6.31%
512 West 22nd Street mortgage loan	68,980	06/25	S+235	68,980		06/25	4.50%	6.83%	7.16%
Rego Park II mortgage loan	65,624	12/25	S+145	65,624		12/25	4.15%	5.60%	5.93%
Fashion Centre Mall/Washington Tower mortgage loan	34,125	05/26	S+305	34,125		05/25	3.00%	6.05%	7.61%

Debt subject to interest rate swaps and subject to a 1.00% SOFR interest rate cap				$5,466,100
Variable rate debt subject to interest rate caps				844,272
Fixed rate debt per loan agreements				3,348,825
Variable rate debt not subject to interest rate swaps or caps				418,621	(4)
Total debt at share				$10,077,818
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Equals the sum of (i) the index rate in effect as of the most recent contractual reset date, adjusted for hedging instruments, and (ii) the contractual spread.
(3)Equals the sum of (i) the cash interest rate and (ii) the effect of amortization of the interest rate cap premium over the term.
(4)Our exposure to SOFR index increases is partially mitigated by an increase in interest income on our cash, cash equivalents and restricted cash.

See page 5 for details of interest rate hedging arrangements entered into during 2024.

CONSOLIDATED DEBT MATURITIES (CONTRACTUAL BALANCES) (unaudited)
(Amounts in thousands)

Consolidated Debt Maturity Schedule(1) as of December 31, 2024 (Excludes pro rata share of JV debt)(2)

Consolidated (100%):
Secured	$952,176	(3)	$525,000	$1,580,000	$2,300,000	$—	$350,000
Unsecured	450,000	(4)	400,000	1,375,000	—	—	350,000
Total consolidated debt (100%)	$1,402,176		$925,000	$2,955,000	$2,300,000	$—	$700,000
% of total consolidated debt	16.9%		11.2%	35.7%	27.8%	—%	8.4%
Debt maturities at share:
Consolidated debt (100%)	$1,402,176		$925,000	$2,955,000	$2,300,000	$—	$700,000
Pro rata share of debt of non-consolidated entities	574,174		1,172,507	39,702	289,348	367,145	34,825
Less: Noncontrolling interests' share of consolidated debt	(37,059)		—	—	(645,000)	—	—
Total debt at share	$1,939,291		$2,097,507	$2,994,702	$1,944,348	$367,145	$734,825
% of total debt at share	19.2%		20.8%	29.7%	19.3%	3.6%	7.4%
_______________________________
(1)Assumes the exercise of as-of-right extension options. Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity, and the $950,000 1290 Avenue of the Americas mortgage loan which is subject to a 1.00% SOFR interest rate cap arrangement. See the previous page for information on interest rate swap arrangements.
(2)The Operating Partnership guarantees an aggregate $303,000 of JV partnership debt, primarily comprised of the $300,000 mortgage loan on 7 West 34th Street. These amounts are excluded from the consolidated debt maturity chart presented above.
(3)On September 5, 2024, the 606 Broadway $74,119 non-recourse loan matured and was not repaid, at which time the lenders declared an event of default. See page 4 for details.
(4)We repaid our $450,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.

CONSOLIDATED DEBT MATURITIES AT 100% (CONTRACTUAL BALANCES) (unaudited)
(Amounts in thousands)
Property	Maturity Date(1)	Spread over SOFR		Interest Rate(2)		2025	2026	2027	2028	2029	Thereafter	Total
Secured Debt:
606 Broadway (50.0% interest)	(3)	S+191		6.39%	(4)	$74,119	$—	$—	$—	$—	$—	$74,119
4 Union Square South	08/25	S+150	(5)	4.19%		120,000	—	—	—	—	—	120,000
PENN 11	10/25			6.28%		500,000	—	—	—	—	—	500,000
888 Seventh Avenue	12/25	S+180	(5)	5.12%		258,057	—	—	—	—	—	258,057
One Park Avenue	03/26	S+122		5.11%		—	525,000	—	—	—	—	525,000
350 Park Avenue	01/27			3.92%		—	—	400,000	—	—	—	400,000
100 West 33rd Street	06/27			5.26%		—	—	480,000	—	—	—	480,000
770 Broadway	07/27			4.98%		—	—	700,000	—	—	—	700,000
150 West 34th Street	02/28	S+215		6.63%		—	—	—	75,000	—	—	75,000
435 Seventh Avenue	04/28			6.96%		—	—	—	75,000	—	—	75,000
555 California Street (70.0% interest)	05/28	S+205	(5)	6.16%		—	—	—	1,200,000	—	—	1,200,000
1290 Avenue of the Americas (70.0% interest)	11/28			2.62%		—	—	—	950,000	—	—	950,000
909 Third Avenue	04/31			3.23%		—	—	—	—	—	350,000	350,000
Total Secured Debt						952,176	525,000	1,580,000	2,300,000	—	350,000	5,707,176
Unsecured Debt:
Senior unsecured notes due 2025(6)	01/25			3.50%		450,000	—	—	—	—	—	450,000
Senior unsecured notes due 2026	06/26			2.15%		—	400,000	—	—	—	—	400,000
$1.25 Billion unsecured revolving credit facility	12/27			3.88%		—	—	575,000	—	—	—	575,000
$800 Million unsecured term loan	12/27	S+130	(5)	4.67%		—	—	800,000	—	—	—	800,000
$915 Million unsecured revolving credit facility	04/29	S+120		—		—	—	—	—	—	—	—
Senior unsecured notes due 2031	06/31			3.40%		—	—	—	—	—	350,000	350,000
Total Unsecured Debt						450,000	400,000	1,375,000	—	—	350,000	2,575,000
Total Debt						$1,402,176	$925,000	$2,955,000	$2,300,000	$—	$700,000	$8,282,176
Weighted average rate						5.00%	3.83%	4.58%	4.74%	0.00%	3.32%	4.50%

Fixed rate debt(7)						$1,246,400	$400,000	$2,855,000	$1,865,000	$—	$700,000	$7,066,400
Fixed weighted average rate expiring						4.83%	2.15%	4.54%	4.33%	—	3.32%	4.28%
Floating rate debt						$155,776	$525,000	$100,000	$435,000	$—	$—	$1,215,776
Floating weighted average rate expiring						6.33%	5.11%	5.66%	6.48%	—	—	5.80%
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Represents the interest rate in effect as of period end based on the appropriate reference rate as of the contractual reset date plus contractual spread, adjusted for hedging instruments, as applicable. See page 11 for information on interest rate swap and interest rate cap arrangements.
(3)On September 5, 2024, the non-recourse loan matured and was not repaid, at which time the lenders declared an event of default. See page 4 for details.
(4)Excludes additional 3.00% default interest on the 606 Broadway mortgage loan.
(5)Balance is partially hedged by interest rate swap arrangements. See page 11 for details.
(6)We repaid our $450,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
(7)Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity, and the $950,000 1290 Avenue of the Americas mortgage loan which is subject to a 1.00% SOFR interest rate cap arrangement. See page 11 for information on interest rate swap arrangements.

TOP 15 TENANTS (unaudited)
(Amounts in thousands, except square feet)
Tenants	Square Footage At Share	Annualized Escalated Rents At Share(1)	% of Total Annualized Escalated Rents At Share
Meta Platforms, Inc.	1,176,828	$141,598	7.7%
IPG and affiliates	955,211	64,056	3.6%
Citadel	585,460	62,498	3.5%
New York University	685,290	49,552	2.7%
Madison Square Garden & Affiliates(2)	449,053	45,451	2.5%
Bloomberg L.P.	306,768	43,863	2.4%
Google/Motorola Mobility (guaranteed by Google)	759,446	42,875	2.3%
Amazon (including its Whole Foods subsidiary)	312,694	31,025	1.7%
Swatch Group USA	11,957	28,689	1.5%
Neuberger Berman Group LLC	306,612	28,363	1.5%
Bank of America	247,615	27,331	1.5%
LVMH Brands	65,060	26,740	1.4%
AMC Networks, Inc.	326,717	26,183	1.4%
WeWork	303,741	25,818	1.4%
Apple Inc.	412,434	24,078	1.3%
			36.4%
________________________________
(1)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rents at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space.
(2)Includes Madison Square Garden Entertainment’s new lease at PENN 2. Revenue recognition for portions of the new space has not yet commenced.

LEASE EXPIRATIONS (unaudited)
(Amounts in thousands)

Our Share of Square Feet of Expiring Leases As of December 31, 2024

New York Office	56	591	1,163	1,341	1,051	1,290	691	696	1,014	517	748	4,877
New York Retail	1	178	84	52	27	53	146	68	55	33	138	439
THE MART	19	133	279	197	708	192	80	319	491	54	50	387
555 California Street	27	208	202	65	112	160	88	29	9	15	—	232
Total	103	1,110	1,728	1,655	1,898	1,695	1,005	1,112	1,569	619	936	5,935
% of total	0.5%	5.7%	8.9%	8.5%	9.8%	8.8%	5.2%	5.7%	8.1%	3.2%	4.8%	30.8%
_______________________________
(1) Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.

DEVELOPMENT/REDEVELOPMENT - ACTIVE PROJECTS
(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,795,000	$750,000		$697,451	$52,549	2026	10.2%
Districtwide Improvements	N/A	100,000		70,919	29,081	N/A	N/A
Total PENN District		850,000	(1)	768,370	81,630

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	52,093	72,907	2026	10.3%

Total Active Development Projects		$975,000		$820,463	$154,537
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. As of December 31, 2024, we have fully funded our $34,000 share of cash contributions.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

APPENDIX
DEFINITIONS AND NON-GAAP RECONCILIATIONS
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FIXED INCOME SUPPLEMENTAL DEFINITIONS
The fixed income supplement includes various non-GAAP financial measures. Descriptions of these non-GAAP measures are provided below. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are provided within this supplemental package.
EBITDAre - EBITDAre (i.e., EBITDA for real estate companies) is a non-GAAP financial measure established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to EBITDA reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition. NAREIT defines EBITDAre as GAAP net income or loss, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property including losses and gains on change of control, plus impairment write-downs of depreciated property and of investments in unconsolidated entities caused by a decrease in value of depreciated property in the joint venture, plus adjustments to reflect the entity's share of EBITDA of unconsolidated entities. The Company has included EBITDAre because it is a performance measure used by other REITs and therefore may provide useful information to investors in comparing Vornado's performance to that of other REITs.
Net Debt to EBITDAre, as adjusted - Net debt to EBITDAre, as adjusted represents the ratio of net debt to annualized EBITDAre, as adjusted. Net debt is calculated as (i) the Company’s consolidated debt less noncontrolling interests’ share of consolidated debt plus the Company’s pro rata share of debt of unconsolidated entities less (ii) the Company’s consolidated cash and cash equivalents, cash held in escrow and investments in U.S. Treasury bills less noncontrolling interests’ share of these amounts plus the Company’s pro rata share of these amounts for unconsolidated entities. Cash held in escrow represents cash escrowed under loan agreements including for debt service, real estate taxes, property insurance, and capital improvements, and the Company is not able to direct the use of this cash. The availability of cash and cash equivalents for use in debt reduction cannot be assumed, as the Company may use its cash and cash equivalents for other purposes. Further, the Company may not be able to direct the use of its pro rata share of cash and cash equivalents of unconsolidated entities. The Company discloses net debt to EBITDAre, as adjusted because management believes it is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. Net debt to EBITDAre, as adjusted may not be comparable to similarly titled measures employed by other companies.

NON-GAAP RECONCILIATIONS RECONCILIATION OF CONSOLIDATED DEBT, NET TO CONSOLIDATED CONTRACTUAL DEBT (unaudited)
(Amounts in thousands)
	As of December 31, 2024
	Consolidated Debt, Net	Deferred Financing Costs, Net and Other	Consolidated Contractual Debt
Mortgages payable	$5,676,014	$31,162	$5,707,176
Senior unsecured notes	1,195,914	4,086	1,200,000
$800 Million unsecured term loan	795,948	4,052	800,000
$2.2 Billion unsecured revolving credit facilities	575,000	—	575,000
	$8,242,876	$39,300	$8,282,176

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME (LOSS) TO EBITDAre (unaudited)
(Amounts in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023	2022
Reconciliation of net income (loss) to EBITDAre (non-GAAP):
Net income (loss)	$5,758	$(100,613)	$20,116	$32,888	$(382,612)
Less net loss attributable to noncontrolling interests in consolidated subsidiaries	11,107	49,717	51,131	75,967	5,737
Net income (loss) attributable to the Operating Partnership	16,865	(50,896)	71,247	108,855	(376,875)
EBITDAre adjustments at share:
Depreciation and amortization expense	126,839	126,685	507,210	499,357	593,322
Interest and debt expense	121,875	114,727	458,100	458,400	362,321
Income tax expense	5,381	8,589	23,445	30,465	23,404
Real estate impairment losses	—	72,664	—	73,289	595,488
Net gains on sale of real estate	—	—	(873)	(72,955)	(58,920)
EBITDAre at share	270,960	271,769	1,059,129	1,097,411	1,138,740
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	10,819	(3,157)	42,125	39,405	71,786
EBITDAre (non-GAAP)	$281,779	$268,612	$1,101,254	$1,136,816	$1,210,526

NON-GAAP RECONCILIATIONS RECONCILIATION OF EBITDAre TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023	2022
EBITDAre (non-GAAP)	$281,779	$268,612	$1,101,254	$1,136,816	$1,210,526

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(10,819)	3,157	(42,125)	(39,405)	(71,786)

Certain expense (income) items that impact EBITDAre:
Gain on sale of 220 CPS condominium units and ancillary amenities	—	(6,607)	(15,175)	(14,127)	(41,874)
Net gains on disposition of wholly owned and partially owned assets	—	—	—	(1,018)	(17,372)
Other	1,732	2,915	5,366	(934)	11,070
Total of certain expense (income) items that impact EBITDAre	1,732	(3,692)	(9,809)	(16,079)	(48,176)

EBITDAre, as adjusted (non-GAAP)	$272,692	$268,077	$1,049,320	$1,081,332	$1,090,564
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